Putnam Europe Equity Fund, December 31, 2009, semiannual report

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 (000s omitted)

Class A	944

72DD2 (000s omitted)

Class M	 1
Class Y	73

73A1

Class A	.09

73A2

Class M	.005
Class R	.064
Class Y	.131


74U1	(000s omitted)

Class A	10,476
Class B	   573
Class C	   140

74U2	(000s omitted)

Class M	228
Class R	  7
Class Y	558

74V1

Class A	19.00
Class B	18.21
Class C	18.68

74V2

Class M	18.84
Class R	18.82
Class Y	19.07